UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
_____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 28, 2025
_____________________
KORE Group Holdings, Inc.
(Exact name of registrant as specified in its charter)
_____________________

Delaware	001-40856	86-3078783
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1155 Perimeter Center West, 11th Floor
Atlanta, GA 30338
877-710-5673

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

_____________________

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	KORE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Vice President, Chief Financial Officer and Treasurer Transition

Effective June 2, 2025, KORE Group Holdings, Inc. (the “Company”) appointed Anthony Bellomo as Executive Vice President, Chief Financial Officer & Treasurer of the Company. In connection with such appointment, on May 28, 2025, the Company informed Paul Holtz, the Company’s former Executive Vice President, Chief Financial Officer & Treasurer, that he would depart from such role and as an executive officer of the Company effective May 30, 2025. Mr. Holtz is expected to remain employed by the Company in an advisory capacity through June 30, 2025 to effect an orderly transition of duties. In connection with his transition services, Mr. Holtz will continue to be paid his current annual base salary through the time he remains employed, and his outstanding equity awards will continue to vest in accordance with their terms, in each case, subject to his continued employment with the Company. After the end of such transition period, Mr. Holtz will be entitled to severance payments and benefits arising from a termination Without Cause as defined in and as set forth his Employment Agreement, dated April 1, 2022, with the Company, as more fully described in the Current Report on Form 8-K filed by the Company on April 6, 2022.

Mr. Bellomo joins the Company from Mitel Networks Corporation, where he spent the last fifteen years in financial roles of increasing responsibility, including having served as Group Vice-President, Finance M&A and Chief Accounting Officer since 2018. Previously, he served in a senior financial role at Onex Corporation and as Audit Manager at Deloitte & Touche LLP. He is a Chartered Accountant in Ontario, Canada, Certified Public Accountant in the State of Illinois and CFA charterholder. Mr. Bellomo has a Bachelor of Mathematics and Master of Accounting from the University of Waterloo in Waterloo, Ontario, Canada.

There are no arrangements or understandings between Mr. Bellomo and any other person pursuant to which Mr. Bellomo was appointed as Executive Vice President, Chief Financial Officer and Treasurer. Neither Mr. Bellomo nor any member of his immediate family has had (or proposes to have) a direct or indirect interest in any transaction in which the Company or any of its subsidiaries was (or is proposed to be) a participant that would be required to be disclosed under Item 404(a) of Regulation S-K.

Employment Agreement with and Compensation of Mr. Bellomo

On June 2, 2025, the Company, KORE Wireless Canada Inc. (“KORE Canada” and together with the Company, “KORE”) and Mr. Bellomo, entered into an employment agreement (the “Employment Agreement”).

The Employment Agreement provides for an indefinite term. Pursuant to the Employment Agreement, Mr. Bellomo is entitled to a salary of Canadian $357,000. Mr. Bellomo’s salary will be reviewed annually by the Company’s Board of Directors (the “Board”) solely for upward adjustment at the Board’s discretion. The Employment Agreement also provides that Mr. Bellomo is eligible to earn an annual bonus, with a target bonus opportunity of 75% of his base salary; provided, however, that Mr. Bellomo shall be entitled to receive a guaranteed bonus of Canadian $267,750 in respect of fiscal year 2025. Mr. Bellomo is entitled to receive severance payments and benefits upon a qualifying termination of his employment by KORE without Cause (as defined in the Employment Agreement) or by Mr. Bellomo for “Good Reason” (as defined in the Employment Agreement) consisting of the following, in addition to accrued benefits: (i) all minimum mandatory entitlements imposed by the applicable legislation at the relevant time (the “Mandatory Entitlements”), (ii) if not already provided under the Mandatory Entitlements, any annual bonus earned but unpaid with respect to KORE’s fiscal year ending on or preceding the date of termination (the “Prior Year Bonus”), (iii) payment of base salary in effect immediately preceding the date of termination (or, if greater, his base salary in effect immediately preceding a material reduction in his then current base salary, for which he has terminated his employment for Good Reason) for the 12-month period following the termination date (the “Severance Period”), but less any monetary payments payable as part of the Mandatory Entitlements (provided that, the total amount payable to Mr. Bellomo pursuant to this clause (iii), inclusive of the Mandatory Entitlements, will equal 12 months of base salary payable over 12 months); (iv) if not already provided under the Mandatory Entitlements, a prorated annual bonus for the fiscal year in which the termination occurs, calculated based on actual achievement and paid at the same time annual bonuses are generally paid to other executives for the relevant year (the “Prorated Bonus”), (v) if not already provided by the Mandatory Entitlements, continuation of any health care (medical, dental and vision) plan coverage provided to him and his dependents during the Severance Period (provided that such continued coverage will terminate in the event he becomes eligible for coverage under another employer’s plans), and (vi) all outstanding and unvested equity or equity-based awards that vest solely based on continued employment will automatically vest.

If Mr. Bellomo’s employment terminates by reason of his death, in addition to any accrued benefits, his estate is entitled to receive payment of any Prior Year Bonus and the Prorated Bonus, as well as any benefits to which Mr. Bellomo’s estate is entitled by law.
Pursuant to the Employment Agreement, while employed by KORE (or any subsidiary or affiliate of KORE) and during the 24-month period following termination, Mr. Bellomo is subject to non-competition and non-solicitation of customers and employees covenants, as well as a perpetual confidentiality covenant.

The foregoing descriptions of the material terms of the Employment Agreements are not complete and are qualified in their entirety by reference to the full text of the Employment Agreement attached hereto as Exhibit 10.1.

Mr. Bellomo is eligible to receive a restricted stock unit award with respect to 75,000 shares of common stock of the Company (the “RSUs”). The RSUs were granted by the Compensation Committee of the Board under the KORE Group Holdings, Inc. 2021 Long-Term Stock Incentive Plan and pursuant to RSU award agreements between the Company and Mr. Bellomo (the “Award Agreements”).

The RSUs will vest in three equal annual installments beginning on the one-year anniversary of the grant date of June 2, 2025, subject to Mr. Bellomo’s continuous employment or service to the Company through the applicable vesting date.

Item 7.01.    Regulation FD Disclosure.

On June 2, 2025, the Company issued a press release announcing the appointment of Mr. Bellomo and the departure of Mr. Holtz. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Executive Employment Agreement, dated June 2, 2025, by and among the Company, KORE Wireless Canada, Inc., and Anthony Bellomo
99.1	Press Release issued by KORE Group Holdings, Inc., dated June 2, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORE Group Holdings, Inc.

Date: June 2, 2025	By:	/s/ Jack W. Kennedy Jr.
	Name:	Jack W. Kennedy Jr.
	Title:	Executive Vice President, Chief Legal Officer, and Secretary